SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2003

HUGOTON ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Texas	1-10476	58-6379215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Trust Division	75202
Royalty Trust Group	(Zip Code)
Bank of America, N.A.
901 Main Street, 17th Floor
Dallas, Texas
(Address of principal executive offices)

(214) 209-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5.           Other Events.

XTO Energy has advised the Trustee that development costs for calendar year 2003 are budgeted at approximately $16 million.  Based on this budget and development expenditures and deductions for 2002, XTO Energy plans to deduct development costs at a monthly rate of $1,000,000 for the February 2003 through March 2004 distributions.  The development cost deduction will be periodically reevaluated and revised if necessary.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGOTON ROYALTY TRUST

	By:	BANK OF AMERICA, N.A., TRUSTEE FOR
HUGOTON ROYALTY TRUST

Date: January 22, 2003	By:	/s/ Nancy G. Willis
Nancy G. Willis
Assistant Vice President

XTO ENERGY INC.

	By:	/s/ Louis G. Baldwin
Louis G. Baldwin
Executive Vice President and
Chief Financial Officer